Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock and Class A Common Stock

of

DOVER MOTORSPORTS, INC.

at

$3.61 NET PER SHARE IN CASH

Pursuant to the Offer to Purchase dated November 23, 2021

by

SPEEDCO II, INC.

a subsidiary

of

SPEEDWAY MOTORSPORTS, LLC

a subsidiary

of

SONIC FINANCIAL CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M. (12:00 MIDNIGHT), NEW YORK

CITY TIME, ON TUESDAY, DECEMBER 21, 2021, UNLESS THE OFFER IS EXTENDED OR TERMINATED EARLIER.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of (A) common stock, par value $0.10 per share (the “Common Stock”), and (B) class A common stock, par value $0.10 per share (the “Class A Stock”, and together with the Common Stock, the “Shares”), of Dover Motorsports, Inc., a Delaware corporation (“Dover”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Speedco II, Inc. (“Purchaser”), a Delaware corporation, and a wholly owned subsidiary of Speedway Motorsports, Inc. (“Speedway”), a Delaware limited liability company, which is indirectly owned by Sonic Financial Corporation, a North Carolina corporation, and the indirect and ultimate parent of Purchaser and Speedway, the number of shares of (i) common stock, par value $0.10 per share (the “Common Stock”), (ii) the class A common Stock, par value $0.10 per share (the “Class A Stock”, and together with the Common Stock, the “Shares”) of Dover Motorsports, Inc., a Delaware corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 23, 2021, and in the related Letter of Transmittal and other related materials (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please type or print)
Address(es):

(Zip Code)

Name of Tendering Institution:

Area Code and Telephone No.(s):

☐ Check if delivery will be by book-entry transfer

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated: , 2021

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) New York Stock Exchange trading days after the date hereof.

Name of Firm

Address

Zip Code
Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)
Title

Date: , 2021

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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